Exhibit 24.2
February 24, 2011
Mr. Thomas J. Webb
Mr. James E. Brunner
Ms. Catherine M. Reynolds
Consumers Energy Company
One Energy Plaza
Jackson, MI 49201-2276
Consumers Energy Company is required to file an Annual Report on Form 10-K for the year ended December 31, 2010 with the Securities and Exchange Commission within 60 days after the end of the year.
We hereby make, constitute and appoint each of you our true and lawful attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission said Annual Report with any necessary exhibits, and any amendments thereto that may be required.
Very truly yours,

/s/ D. W. Joos	/s/ Philip R. Lochner, Jr.

David W. Joos	Philip R. Lochner, Jr.

/s/ Merribel S. Ayres	/s/ M. T. Monahan

Merribel S. Ayres	Michael T. Monahan

/s/ Jon E. Barfield	/s/ John G. Russell

Jon E. Barfield	John G. Russell

/s/ Stephen E. Ewing	/s/ K. L. Way

Stephen E. Ewing	Kenneth L. Way

/s/ Richard M. Gabrys	/s/ John B. Yasinsky

Richard M. Gabrys	John B. Yasinsky